Exhibit 10.1
SECURITIES PURCHASE AND SECURITY AGREEMENT
This Securities Purchase and Security Agreement (the “Agreement”) is entered into as of April 23, 2020 (the “Effective Date”) by and among Evofem Biosciences, Inc., a Delaware corporation (the “Company”), the Guarantors from time to time party hereto, the purchasers from time to time party hereto (each, a “Purchaser”, and collectively, the “Purchasers”), and Baker Bros. Advisors LP, as agent and collateral agent for the Purchasers (in such capacity, the “Designated Agent”).
RECITALS
WHEREAS, the Purchasers are willing, pursuant to the terms and conditions of this Agreement, to purchase from the Company: (i) convertible senior secured promissory notes in substantially the form attached hereto as Exhibit A (each as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Notes”) in an aggregate principal amount of up to $25,000,000, and (ii) Warrants, in substantially the form attached hereto as Exhibit B hereto, which Note and Warrant purchases are, and are deemed to be, part of a single loan issued pursuant to this Agreement;
WHEREAS, as a material inducement to cause the Purchasers to enter into this Agreement, the Guarantors shall guarantee the obligations of the Company arising hereunder and under the Notes and Warrants; and
WHEREAS, the Notes are subject to conversion into Common Stock of the Company and the Warrants are exercisable for Common Stock of the Company on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
1.DEFINITIONS.
1.1    Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:
“30-Day VWAP” means the average of the VWAP for each Trading Day in a period of 30 consecutive Trading Days.
“Account Control Agreement” has the meaning set forth in Section 4.10.
“Affiliate” of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (b) any officer or director of such Person. A Person shall be deemed to be “controlled by” any other Person if such

Person possesses, directly or indirectly, power to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, no Purchaser shall be deemed an Affiliate of any Loan Party.
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.
“Called Principal” means, with respect to any Note, the principal of such Note that has become or is declared to be due and payable pursuant to Section 5.7(b).
“Change of Control” means (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total value or total combined voting power of the Company’s then‑outstanding securities entitled to vote generally in the election of Directors; (ii) a merger, consolidation, sale, exchange or other transaction or series of related transactions (collectively, the “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding securities entitled to vote generally in the election of directors or, (iii) the sale, exchange, transfer, license or other disposition of all or substantially all of the assets of the Company . For the avoidance of doubt, in no event shall the license of (a) the right to make or have made Phexxi in any country, or (b) the right to sell, have sold or import Phexxi outside of the U.S., in and of itself, be deemed to constitute a Change of Control.
“Closing Price” means $4.99, subject to adjustment as set forth in Section 12.6.
“Collateral” has the meaning set forth in Exhibit C.
“Collateral Documents” means, collectively, this Agreement, the Intellectual Property Security Agreements, and each of the mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Designated Agent pursuant to Section 4, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Designated Agent for the benefit of the Purchasers to secure the Secured Obligations.
“Commission” or the “SEC” means the United States Securities and Exchange Commission.
“Common Stock” means the Common Stock of the Company, par value $0.0001 per share.
“Equity Financing” means any offering and sale by the Company of Equity Securities after the Effective Date (but excluding any sale of Notes or exercise of the Warrants) for the principal purpose of raising capital, and excluding (i) any equity award or grant pursuant to an employee benefit plan, equity incentive plan or the issuance of Equity Securities to service providers in the ordinary course of business consistent with past practice and (ii) any equity securities issued upon any exercise of rights pursuant to the Rights Agreement (as defined herein).
“Equity Securities” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity securities, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in, or equivalents (regardless of how designated) of, a Person (other than an individual), whether voting or non-voting, and (b) all debt or equity securities convertible into or exchangeable for any security described in clause (a) or any other security described in this clause (b) and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any such security, whether or not presently convertible, exchangeable or exercisable.
“Funding Threshold” means the receipt by the Company of $100,000,000 in aggregate gross proceeds from one or more Equity Financings (excluding issuance or conversion of the Notes).
“GAAP” means generally accepted accounting principles as in effect in the United States of America.
“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority, self-regulatory organization or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.
“Guarantor” shall mean each wholly-owned domestic Subsidiary of the Company and any person that from time to time delivers a joinder to this Agreement with respect to the obligations of the Company under the Note Documents.
“Indebtedness” of any Person means without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under capital leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (with the amount thereof being measured as the fair market value of such property), (f) all obligations, contingent or otherwise, with respect to letters of credit (whether or not drawn), banker’s acceptances and surety bonds issued for the account of such Person, (g) all obligations for which such Person is obligated pursuant to any interest rate swap, interest rate cap, interest rate collar or other interest rate hedging agreement or derivative agreements or arrangements and, (h) all guarantees or other contingent obligations of such Person in respect of any of the foregoing.

“Initial Note Purchase Amount” means $15,000,000.
“Investment” means, with respect to any Person, (a) the purchase or other acquisition of any debt or equity security of any other Person, (b) the making of any loan, advance or capital contribution to any other Person, (c) becoming obligated with respect to a guarantees or other contingent obligation in respect of obligations of any other Person or (d) the acquisition of (i) all or substantially all of the property of, or a line of business or division of, another Person or (ii) at least a majority of the voting of another Person, in each case whether or not involving a merger or consolidation with such other Person.
“Lien” means any mortgage, deed of trust, or pledge, security interest, hypothecation, assignment, assigned deposit, arrangement, encumbrance, encroachment, lien (statutory or otherwise), claim, option, reservation or defect of any kind, or preference, or priority, or other security agreement or preferential arrangement of any kind of or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing statement under the UCC, or under the comparable law of any other jurisdiction).
“Loan Party” means the Company and any Guarantor.
“Make-Whole Amount” means the aggregate value of future interest that would have accrued under the Called Principal from the period commencing on the date on which such amount is declared to be due and payable pursuant to Section 5.7(b) through the fifth anniversary of the Initial Closing Date.
“Material Adverse Effect” means any (i) adverse effect on the issuance, delivery or validity of the Securities, as applicable, or the transactions contemplated hereby or on the ability of the Company to perform its obligations under the Transaction Documents, or (ii) material adverse effect on the condition (financial or otherwise), prospects, properties, assets, liabilities, business or operations of the Company or any of its Subsidiaries taken as a whole, in each case.
“Material Contract” means all written and oral contracts, agreements, deeds, mortgages, leases, subleases, licenses, instruments, notes, commitments, commissions, undertakings, arrangements and understandings: (i) which by their terms involve, or would reasonably be expected to involve, aggregate payments by or to the Company or any Subsidiary during any twelve month period in excess of $1,000,000, (ii) the breach of which by the Company or any Subsidiary or the termination of which would reasonably be expected to have a Material Adverse Effect, or (iii) that have been required to be filed as exhibits by the Company with the Commission since December 31, 2019 pursuant to Items 601(b)(1), 601(b)(2), 601(b)(4), 601(b)(9) or 601(b)(10) of Regulation S-K promulgated by the Commission.
“Note Documents” means this Agreement, any Notes, any Collateral Document, any joinder and any other agreements or documents executed and delivered in connection with the foregoing.
“Permitted Liens” means (a) Liens created hereunder in favor of the Designated Agent, for the benefit of the Purchasers; (b) Liens securing indebtedness permitted pursuant to Section

8.2(b)(ii), (iii) and (v) below; (c) Liens securing the payments of taxes, assessments and governmental charges or levies that are not delinquent; (d) bankers Liens’, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business; (e) statutory liens of landlords and deposits in the ordinary course of business consistent with past practices to secure the performance of leases; (f) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business; (g) deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (h) Liens securing judgments for the payment of money not constituting an Event of Default, or securing appeal or other surety bonds relating to such judgments; (i) any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any non-exclusive license or lease agreement entered into in the ordinary course of business which do not secure any Indebtedness; (j) Liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases entered into by the Company or any of its Subsidiaries; and (k) other liens in an aggregate amount not to exceed $50,000.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
“Phexxi” means the Company’s product candidate with the conditional tradename of PhexxiTM (L-lactic acid, citric acid, and potassium bitartrate).
“Repurchase Event” means the occurrence of either of the following events: (i) the Company has not met the Funding Threshold on or prior to the first anniversary of the Initial Closing Date, or (ii) a Conversion Failure exists at any time after the six-month anniversary of the Initial Closing Date.
“Requisite Purchasers” means Purchasers holding a majority of the Outstanding Balance, in the aggregate, of all Notes issued under this Agreement.
“Secured Obligations” means all money, debts, obligations and liabilities which now are or have been or at any time hereafter may be or become due, owing or incurred by the Company to the Designated Agent or any Purchaser, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, and which, in all instances, arise under, out of, or in connection with this Agreement, any Note, any other Note Document, whether on account of principal, interest (including, without limitation, interest accruing on the Note and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post‑petition interest is allowed in such proceeding), reimbursement obligations, fees, indemnities, costs, expenses, or otherwise; provided, that for the avoidance of doubt, the Secured Obligations shall not include any obligations of the Company or its Subsidiaries arising out of or in connection with any obligations under any equity documents, including, without limitation, any equity benefits plan, any equities issued pursuant to an employee benefit plan or to service providers in the ordinary course of business, the Company’s certificate of incorporation as amended from time to time and/or any document or agreement evidencing the Warrants.
“Securities” means the Notes and the Warrants issued pursuant to this Agreement.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled (as determined in accordance with GAAP), or both, by such Person.
“Trading Day” means a day on which trading in the Common Stock generally occurs on a Trading Market; provided, that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.
“Trading Market” has the meaning set forth in the definition of “VWAP.”
“UCC” means the Uniform Commercial Code as in effect on the date hereof in the relevant jurisdiction and as amended from time to time hereafter.
“VWAP” means, for any particular date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding Trading Day) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding Trading Day) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Notes then outstanding and reasonably acceptable to the Company, the reasonable documented fees and expenses of which shall be paid by the Company.
“Warrants” means warrants issued to the Purchasers at each Closing exercisable for a number of shares of Common Stock equal to 50% of the aggregate face value of Notes issued at such Closing, divided by the Conversion Price, in substantially the form attached hereto as Exhibit B.

2.    NOTE AND WARRANT PURCHASE.
2.1    Upon the terms and subject to the conditions herein contained, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company at one or more closings, as more further described in Section 2.3), Notes and Warrants, in consideration for the amounts set forth on each Purchaser’s signature page attached hereto.
2.2    At or prior to the Initial Closing Date, each Purchaser will pay the purchase price set forth on such Purchaser’s signature pages attached hereto (the “Purchase Price”) by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers at least two days prior to the Initial Closing Date. On or before the Initial Closing Date, the Company will issue and deliver the Notes and Warrants, in each case against delivery of the Purchase Price. The foregoing notwithstanding, if the Purchaser has indicated to the Company at the time of execution of this Agreement a need to settle on a “delivery versus payment” basis, then the Company shall either deliver to such Purchaser (or such Purchaser’s designated custodian) the original Notes and Warrants, whereupon following receipt of such instruments, then the Purchaser shall then promptly wire the Purchase Price as provided in this Section 2.2.
2.3    Closings.
(a)    Initial Closing. Subject to the satisfaction of the closing conditions set forth in Section 10, the closing with respect to the transactions contemplated in Section 2 hereof with respect to the Initial Note Purchase Amount (the “Initial Closing”), shall take place remotely via the exchange of documents and signatures on the second Trading Day after the Effective Date (the “Initial Closing Date”), or at such other time as the Company and Purchasers may agree.
(b)    Subsequent Closings. At any time on or prior to the date on which the Company first meets the Funding Threshold, the Purchasers shall have the right (in their sole discretion) to elect to purchase additional Securities for an incremental aggregate purchase price of up to $10,000,000. The allocation of this purchase right among the Purchasers shall be prorated based on the relative amounts being purchased by each Purchaser at the Initial Closing, provided that each Purchaser may assign this purchase option in whole or in part to any other Purchaser. Upon a Purchaser electing to subscribe for additional Securities pursuant to this Section 2.3(b), the Purchasers shall provide written notice of such election (which may be provided via email), whereupon the closing for the purchase and sale of such additional Securities (a “Subsequent Closing” and, together with the Initial Closing, each a “Closing”) will occur within two Trading Days thereafter, or at such other time as the Company and the electing Purchaser(s) may agree. The date on which each Subsequent Closing occurs is referred to herein as a “Subsequent Closing Date” (together with the Initial Closing Date, each a “Closing Date”).
3.    TERM; INTEREST; REPAYMENT; REDEMPTION.
3.1    Term. The Notes and all accrued and unpaid interest thereon and any and all other sums payable to the Purchasers hereunder shall be due and payable in full on the earliest to occur of: (a) the fifth anniversary of the Initial Closing Date, (b) the date of the consummation of a Change of Control and (c) the date of any acceleration of the Notes in accordance with Section 9 (the “Maturity Date”). Subject to Section 3.3, the Notes may not be prepaid prior to the fifth anniversary of the Initial Closing Date without the prior written consent of the Purchasers.
3.2    Interest; Repayment. Interest on the unpaid principal balance of the Notes (such balance as increased as provided in this Section 3.2, the “Outstanding Balance”) will accrue from the applicable Closing Date at the rate of 10.0% per annum, calculated on the basis of a 360 day year and actual days elapsed. Accrued interest shall accrue daily and compound quarterly to the extent not paid on a current basis. For a period of one year from the Initial Closing Date, accrued interest shall accrete on a quarterly basis to the Outstanding Balance, after which one-year period accrued interest shall thereafter be paid in arrears on a quarterly basis either in cash or in kind, at the Purchaser’s option. To the extent not previously converted pursuant to Section 5 hereof, the Company will repay the Outstanding Balance plus all accrued and unpaid interest thereon on the Maturity Date.
3.3    Optional Redemption. Notwithstanding the last sentence of Section 3.1, at any time after the third anniversary of the Initial Closing Date, the Company may, upon providing 10 days’ prior written notice to the Designated Agent, elect to redeem the Notes, or any portion of the principal amount thereof in $1,000 incremental amounts of the Outstanding Balance (or an integral multiple of $1,000) at a redemption price calculated as follows:
(a)    if the 30-Day VWAP for the period ending on the applicable redemption date is equal to or greater than three times the Closing Price, then 100% of the Outstanding Balance, plus accrued and unpaid interest through the redemption date, or
(b)    if the 30-Day VWAP ending on the applicable redemption date is lesser than, three times the Closing Price, then 110% of the Outstanding Balance, plus accrued and unpaid interest through the redemption date.
4.    COLLATERAL
4.1    Security Interest. This Agreement constitutes a “security agreement” within the meaning of the UCC. In order to secure payment and performance of the Secured Obligations, each Loan Party hereby grants, collaterally assigns, and pledges to the Designated Agent, for the benefit of the Purchasers, a first-priority security interest in and Lien on all of such Loan Party’s right, title, estate, claim and interest in and to the Collateral (subject to Permitted Liens).
4.2    Care of Collateral. The Designated Agent shall have the right, but not the obligation, at any time an Event of Default exists and following prior written notice to the Company, to pay any taxes or levies on or with respect to the Collateral, which payment shall be made for the account of Company and shall constitute part of the Secured Obligations.
4.3    Financing Statements. At the request of the Designated Agent, each Loan Party will promptly cooperate with the Designated Agent in filing such financing statements, continuation statements, assignments, certificates and other documents with respect to the

Collateral, pursuant to the applicable UCC and otherwise, as the Designated Agent may reasonably request in order to enable the Designated Agent to perfect and from time to time to renew the security interest granted, all in form reasonably satisfactory to the Designated Agent, and the Company will pay the costs of filing the same in all public offices within the United States where the Designated Agent deems necessary or reasonably desirable.
4.4    Impairment of Collateral. No impairment of, injury to, or loss or destruction of any of the Collateral shall relieve any Loan Party of any of the Secured Obligations, except as may be specifically provided otherwise herein.
4.5    Return of Collateral. Upon payment or conversion in full of the Notes and any other amounts due hereunder, the security interest granted hereby shall automatically terminate and all rights to the Collateral shall revert to the Loan Parties or any other Person entitled thereto with no further action on the part of the any Person and the Designated Agent shall promptly sign such release documentation as requested by the Loan Parties, and return to the Loan Parties all Collateral hereunder.
4.6    Further Assurances. Each Loan Party agrees that at any time and from time to time, at its expense, such Loan Party will promptly execute and deliver all further instruments and documents, and take all further action that the Designated Agent may reasonably request, in order to perfect and protect the security interests granted or purported to be granted hereby and to enable the Designated Agent or any Purchaser to exercise and enforce its rights and remedies hereunder with respect to any Collateral, which instruments and documents shall include, without limitation, any and all necessary or appropriate filings with the U.S. Patent and Trademark Office (“USPTO”).
4.7    Designated Agent Appointed Attorney-in-Fact. Subject to Section 4.8, each Loan Party hereby irrevocably appoints the Designated Agent as such Loan Party’s attorney-in-fact, with full authority in the place and stead of such loan and in its name or otherwise, from time to time in the Designated Agent’s discretion and without notice to the Loan Party (except as set forth in Section 4.8), to take any action and to execute any instrument which the Designated Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement and to perfect or continue the perfection of any security interest, including without limitation, to receive, endorse and collect all instruments made payable to the Loan Party representing any interest payment, principal payment or other payment in respect of the Collateral or any part thereof and to give full discharge for the same, and to transfer the Collateral into the name of the Designated Agent or a third party as the UCC permits, when and to the extent permitted by this Agreement. The Designated Agent’s appointment as attorney in fact, and all of Designated Agent’s rights and powers, coupled with an interest, are irrevocable until all Secured Obligations have been fully repaid and performed, other than unasserted contingent obligations.
4.8    Designated Agent May Perform. Solely following the occurrence and during the continuance of an Event of Default and following prior written notice by the Designated Agent to the Company, the Designated Agent may exercise the power of attorney granted to it in Section 4.7 to (but shall not be obligated and shall have no liability to any Person for failure to)

itself perform, or cause performance of, this Agreement, and the reasonable expenses of the Designated Agent incurred in connection therewith shall be payable by the Company; provided that the Designated Agent may exercise the power of attorney to sign any Loan Party’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred.
4.9    Intellectual Property. As to Collateral in the form of intellectual property (“Intellectual Property Collateral”):
(a)    With respect to each material item of the Intellectual Property Collateral, each Loan Party agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the USPTO, the U.S. Copyright Office and any other governmental authority within the United States, to (i) maintain the validity and enforceability of such material Intellectual Property Collateral and maintain such material Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such material Intellectual Property Collateral. No Loan Party shall, without the written consent of the Designated Agent, discontinue use of or otherwise abandon or fail to pursue the registration or maintenance of any Intellectual Property Collateral, other than Intellectual Property Collateral which is not material to the business of the Loan Parties, taken as a whole.
(b)    In the event that a Loan Party becomes aware that an item of the Intellectual Property Collateral which is material to the business of the Loan Parties, taken as a whole, is being infringed or misappropriated by a third party, the Company shall promptly notify the Designated Agent and shall take such actions, at its expense, as the Company or the Designated Agent deems reasonable and appropriate under the circumstances to protect or enforce such material Intellectual Property Collateral.
(c)    Each Loan Party agrees to execute and deliver an agreement, in substantially the form set forth in Exhibit D hereto (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Designated Agent, for the benefit of the Purchasers, in such Intellectual Property Collateral with the USPTO, the U.S. Copyright Office and any other governmental authorities within the United States necessary to perfect the security interest hereunder in such Intellectual Property Collateral.
(d)    Each Loan Party agrees that should it obtain an ownership interest in any items that would constitute Intellectual Property Collateral that is not on the date hereof a part of the Intellectual Property Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. The Company shall give written notice to the Designated Agent identifying the After-Acquired Intellectual Property, and within 15 days of the creation or acquisition thereof, and upon request by the Designated Agent, each applicable Loan Party shall execute and deliver to the Designated Agent an Intellectual Property Security Agreement covering such After-Acquired Intellectual Property, which Intellectual Property Security

Agreement shall be recorded with the USPTO, the U.S. Copyright Office and any other governmental authorities within the United States necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.
4.10    Deposit Accounts. Subject to the terms of this Section 4.10 and Section 8.1(i), no Loan Party shall deposit, or cause or permit to be deposited, any cash, checks, drafts or similar items in any deposit accounts other than those with respect to which such Loan Party shall have delivered to the Designated Agent a fully executed account control agreement reasonably acceptable to the Designated Agent (each, an “Account Control Agreement”). Until so deposited all such payments shall be held in trust by the Loan Parties for the Designated Agent and shall not be commingled with any other funds or property of any Person. Unless an Event of Default exists, the Designated Agent will not give notice to any depositary bank pursuant to an Account Control Agreement requiring such bank to disregard further instructions from the applicable Loan Parties. Notwithstanding the foregoing, an Account Control Agreement shall not be required for a payroll account, escrow account, zero-balance account or any account subject to Permitted Liens; provided that (a) such account is maintained in the ordinary course of business, and (b) no monies other than monies to be used to pay payroll shall be kept in any such payroll accounts.
4.11    Pledged Stock. Any Collateral constituting Equity Securities which are represented by certificates (the “Pledged Interests”) shall be promptly delivered to the Designated Agent, together with irrevocable stock powers or similar transfer instruments, executed in blank, for such Pledged Interests. While an Event of Default exists and following prior written notice form the Designated Agent to the Company, the Designated Agent shall have the right to vote the Pledged Interests or other Collateral or give consents, waivers or ratifications in respect thereof. While an Event of Default exists and following prior written notice from the Designated Agent to the Company, each Loan Party shall deliver to the Designated Agent all non-cash distributions made on or in respect of the Collateral and any distributions made in connection with a liquidation or the return of capital.
5.    CONVERSION AND PUT RIGHT.
5.1    Optional Conversion. Subject to the limitations set forth in Sections 5.3 and 5.4, at the option of the Purchasers, each Purchaser shall have the right to convert all or any portion of the Notes held by such Purchaser at any time into Common Stock at a conversion price (the “Conversion Price”) equal to the lower of: (a) $2.44 or (b) the lowest price per share at which the Company sells securities in any Equity Financing after the Effective Date and through (and including) the date on which the Funding Threshold is met (such sale price under clause (b) being referred to herein as the “Floor Price” and being calculated as set forth in this Section 5.1).
(a)    If the Company issues any Equity Securities after the Effective Date that are convertible into or exchangeable for Common Stock (a “Derivative Security”), then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto) issuable upon the exercise or conversion of such Derivative Securities shall be used in determining the effective price per share at which the underlying Common Stock was offered and sold in calculating the Floor Price.

(b)     If the terms of any Derivative Security are revised as a result of an amendment to such terms (or any other adjustment pursuant to the provisions of such Derivative Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Derivative Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the effective sale price of the underlying Common Stock for purposes of this Section 5.1 shall be readjusted to such price as would have obtained had such revised terms been in effect upon the original date of issuance of such Derivative Security.
(c)    If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Derivative Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Derivative Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Floor Price shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in Section 5.1(b)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Derivative Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Derivative Security is issued or amended, any adjustment to the Floor Price that would result at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.
(d)    The Company shall provide prompt (and in any event, within two Business Days) written notice to the Purchasers of any event or occurrence that gives rise to an adjustment in the Conversion Price under this Section 5.1.
5.2    Conversion Mechanics. If a Purchaser elects to convert any portion of a Note pursuant to Section 5.1, the Purchaser shall (a) tender to the Company a conversion notice in substantially the form attached as Exhibit A to the Note (a “Conversion Notice”), and (b) surrender to the Company the Note to be converted, which shall be tendered to the Company within two Trading Days from the delivery of the Conversion Notice. The Company shall deliver the Common Stock to a Purchaser by the later of (x) two Trading Days after delivery of the Conversion Notice, or (y) delivery of the Note that is the subject of the Conversion Notice (the “Share Delivery Date”).
5.3    Beneficial Ownership Conversion Limits. Notwithstanding Section 5.1, the Purchaser shall not have the right to convert all or any portion of the Notes held by such Purchaser pursuant to Section 5.1 or otherwise, to the extent that after giving effect to such conversion the Purchaser (together with its Affiliates and any other Persons acting as a group together with the Purchaser or any of the Purchaser’s Affiliates (such Persons, collectively, the “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation

(as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Purchaser and its Affiliates and Attribution Parties shall not include the number of shares of Common Stock that would be issuable upon (i) exercise of the non-exercised portion of the Warrants beneficially owned by the Purchaser or any of its Affiliates or Attribution parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company in each case to the extent subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Purchaser or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 5.3, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, it being acknowledged by the Purchaser that the Company is not representing to the Purchaser that such calculation is in compliance with Section 13(d) of the Exchange Act and the Purchaser is solely responsible for any schedules required to be filed in accordance therewith. A determination as to any “group” status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 5.3, in determining the number of outstanding shares of Common Stock, a Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Purchaser, the Company shall, within one Trading Day, confirm orally and in writing to the Purchaser the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Purchaser or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Purchaser. The “Beneficial Ownership Limitation” shall initially be 4.99% of the number of shares of the Common Stock outstanding immediately prior to, and immediately after giving effect to, the conversion of all or any portion of the Notes. The Purchaser, upon written notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions in this Section 5.3, provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of shares of the Common Stock outstanding immediately prior to, and immediately after giving effect to, the conversion of all or any portion of the Notes. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.
5.4    Nasdaq Conversion and Exercise Limits. Without limiting the Purchaser’s rights under Section 5.5, in no event shall the Company be required to issue shares of Common Stock upon conversion of the Notes or exercise of the Warrants in excess of 9,939,689 shares in the aggregate, without stockholder approval of such issuances in excess of that level pursuant to Nasdaq Marketplace Rule 5635(d) (the “Nasdaq Issuance Limit”). The Company will seek stockholder approval of the waiver of the Nasdaq Issuance Limit (“Stockholder Approval”) at a special meeting of Stockholders, which will be held no later than three months after the Effective Date (the “2020 Special Meeting”). To the extent that the Company does not receive such stockholder approval at the initial special meeting, then the Company will, at the request of any

Purchaser, use reasonable best efforts to receive such approval at subsequent special or annual meetings of stockholders, which special meetings will be called at such times as may be requested by the Purchaser(s); provided that, in no event shall more than three such additional special meetings be called.
5.5    Alternate Settlement. If, at any time after the earlier of the 2020 Special Meeting or six months after the Effective Date, the Company is unable to timely deliver shares of Common Stock upon an attempted exercise of the Warrants or conversion of the Notes (other than solely due to the application of the Beneficial Ownership Limitation), then in lieu of the Company’s obligation to deliver such shares of Common Stock, the Company shall instead pay an amount in cash to the Purchaser(s) on the settlement date, with such amount equal to the product of: (i) the number of shares of Common Stock that the Company is unable to deliver at the time of the attempted exercise or conversion (as applicable), multiplied by (ii) the closing price of the Company’s common stock on the Trading Market on the day on which such notice of conversion or exercise was delivered to the Company (the “Alternate Settlement Payment”). If applicable, the Company shall provide prompt notice (and in any event within 24 hours) of its inability to deliver the underlying shares of Common Stock and thereafter shall deliver the Alternate Settlement Payment by wire transfer within two Trading Days to an account designated by the Purchaser.
5.6    Untimely Settlement. If the Company has the ability to timely deliver shares of Common Stock upon an attempted exercise of the Warrants or conversion of the Notes but nevertheless fails to issue and deliver such shares to the Purchaser (or its designee) by 5:00 p.m. (Eastern Time) on the Share Delivery Date, then a “Conversion Failure” shall be deemed to exist. In that case, the Purchaser can either: (a) elect to receive an Alternate Settlement Payment in lieu of the shares of Common Stock that gave rise to the Conversion Failure, or (b) if the Purchaser purchases (in an open market transaction or otherwise) Common Stock corresponding to all or any portion of the Common Stock that gave rise to the Conversion Failure, then the Company shall, within two Trading Days after receipt of the Purchaser’s request and in the Purchaser’s discretion, either (i) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Purchaser a certificate or certificates representing such Common Stock and pay cash to the Purchaser in the amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock that are the subject of the Conversion Failure multiplied by (y) the VWAP of the Common Stock on the date of the Conversion Notice.
5.7    Put Right in Favor of Purchaser.
(a)    If a Repurchase Event occurs, then each Purchaser may, at its option, elect to require the Company to repurchase in cash the Notes held by such Purchaser (or any portion thereof) at a repurchase price equal to 110% of the Outstanding Balance of such Notes, plus accrued but unpaid interest thereon. The Company shall provide the Purchasers with prompt

(and in any event within three Business Days) written notice of the occurrence of any Repurchase Event. Any such payment shall be due within three Business Days after the date that the applicable Purchaser delivers notice of such election.
(b)    If (i) an Event of Default occurs or (ii) upon a Change of Control or liquidation of the Company, each Purchaser may elect, at its option, to require the Company to repurchase in cash the Notes held by such Purchaser (or any portion thereof) at a repurchase price equal to the sum of: (x) three times sum of the Outstanding Balance of such Notes and any accrued but unpaid interest thereon, and (y) the Make-Whole Amount. The Company shall provide the Purchasers with prompt (and in any event within three Business Days) written notice of the occurrence of such Event of Default or Change of Control or liquidation of the Company. Any such payment shall be due within three Business Days after the date that the applicable Purchaser delivers notice of such election.
6.    REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES. Each Loan Party hereby represents and warrants to the Purchasers as of the Initial Closing Date and as of each Subsequent Closing Date as follows:
6.1    Organization, Good Standing and Qualification. Each Loan Party is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of its jurisdiction of formation and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. Each Loan Party is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on the financial condition, business, or operations of the Loan Parties taken as a whole.
6.2     Corporate Power and Authority; Valid Issuance of Shares.
(a)    The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by the Company’s board of directors or a duly authorized committee thereof and no further consent or authorization of the Company, its board of directors or its stockholders is required. This Agreement has been duly executed and delivered by the Company, and the other instruments referred to herein to which it is a party and any Transaction Document to which it is a party will be duly executed and delivered by the Company, and each such instrument or Transaction Document constitutes or will constitute a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)    The shares of Common Stock underlying the Notes and the Warrants (collectively, the “Shares”) have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, the Shares will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances (other than restrictions on transfer under the Transaction Documents arising under applicable federal and state securities laws), and will not be subject to preemptive rights or other similar rights of stockholders of the Company.
(c)    The Notes and the Warrants have been duly and validly authorized by all necessary corporate action, have been duly and validly executed and delivered, and constitute valid and binding obligations of the Company.
6.3    Consents. Neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by it of the obligations and transactions contemplated hereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Shares and the provision to the Purchaser of the rights contemplated by the Transaction Documents) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than filings required under applicable U.S. federal and state securities laws.
6.4    No Conflicts.
(a)    The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Shares and the provision to the Purchaser of the rights contemplated by the Transaction Documents) will not (i) result in a violation of the certificate of incorporation, as amended, the by-laws, as amended, or any equivalent organizational document of the Company or any Subsidiary (the “Charter Documents”) or require the approval of the Company’s stockholders, (ii) violate, conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any Material Contract, (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, (iv) result in a violation of or require stockholder approval under any rule or regulation of The Nasdaq Stock Market that has not been so obtained, or (v) except as set forth in this Agreement, result in the creation of any encumbrance upon any of the Company’s or any of its Subsidiary’s assets.
(b)    Neither the Company nor any Subsidiary is (i) in violation of its Charter Documents, (ii) in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company or any Subsidiary to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party, nor has the Company or any Subsidiary received written notice of a claim that it is in default under, or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (iii) in violation of, or in receipt of written notice that it is in violation of, any law, ordinance or regulation of any Governmental Entity, except where the violation would not result in a Material Adverse Effect, and (iv) in violation of any order of any Governmental Entity having jurisdictional over the Company or any Subsidiary or any of the Company’s or any Subsidiary’s properties or assets.
6.5    Capitalization.
(a)    As of the Effective Date, the authorized capital stock of the Company consists of 305,000,000 shares of capital stock, of which 300,000,000 are designated as Common Stock and 5,000,000 are designated as preferred stock, $0.0001 par value per share (“Preferred Stock”). As of March 30, 2020: (i) 49,642,097 shares of Common Stock were issued and outstanding; (ii) 7,769,999 shares of Common Stock were issuable (and such number was reserved for issuance) upon exercise of options to purchase Common Stock (the “Options”) outstanding as of such date; (iii) 40,168 shares of Common Stock were issuable (and such number was reserved for issuance) upon vesting of restricted stock units for the issuance of Common Stock (the “RSUs”) outstanding as of such date; (iv) 5,305,377 shares of Common Stock were issuable (and such number was reserved for issuance) upon exercise of warrants to purchase Common Stock (the “Outstanding Warrants”) outstanding as of such date; and (v) 1,000,000 shares of Series A Preferred Stock were issuable (and such number was reserved for issuance) upon exercise of certain rights issued pursuant to that certain Rights Agreement dated March 24, 2020 (the “Rights Agreement”), which rights provide the holder thereof with additional rights to subscribe for additional shares of common stock under certain circumstances in accordance with the terms of the Rights Agreement (the “Rights”).
(b)    As of March 30, 2020, except for: (i) the Options, (ii) the RSUs, (iii) the Outstanding Warrants, and (iv) the Rights, there were no options, warrants or other rights to acquire Equity Securities from the Company.
6.6    Subsidiaries. Except as set forth on Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K, the Company does not have any Subsidiaries, and each such Subsidiary is wholly owned (directly or indirectly) by the Company.
6.7    Material Contracts. Each Material Contract is the legal, valid and binding obligation of the Company or a Subsidiary, as the case may be, enforceable against the Company or such Subsidiary, as the case may be, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company and each Subsidiary, as the case may be, is in compliance with all material terms of the Material Contracts to which it is party, and there has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by the Company or any Subsidiary under any such Material Contract or, to the knowledge of the Company and each Subsidiary, by any other Person to any such contract except where such breach, violation or default would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.
6.8    The Nasdaq Stock Market. The Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) and, at the time of the issuance, the Shares will be listed for trading on Nasdaq. To the Company’s knowledge, there are no proceedings to revoke or suspend such listing or the listing of the Shares. The Company is in compliance with the requirements of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements, and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Shares) will not result in any noncompliance by the Company with any such requirements.
6.9    SEC Reports; Financial Statements; Shell Company Status.
(a)    The Company’s Common Stock is registered under Section 12 of the Exchange Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2019 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and, in each case, to the rules promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b)    The financial statements and the related notes of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present the consolidated financial position of the Company as of and for the dates thereof and the consolidated results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.
(c)    The Company is not, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

6.10    Disclosure Controls and Procedures; Internal Controls Over Financial Reporting.
(a)    The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its principal executive officer and principal financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.
(b)    The Company maintains internal control over financial reporting (as such term is defined in Exchange Act Rule 13a-15(f) and 15d-15(f)) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and such internal control over financial reporting is effective. The Company presented in its most recently filed annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the Company’s internal control over financial reporting based on their evaluations as of the end of the period covered by such report. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.
6.11    Absence of Litigation. There is no claim, action, suit, arbitration, investigation or other proceeding pending against, or to the knowledge of the Company and each Subsidiary, threatened against or affecting, the Company, any Subsidiary or any of the Company’s or any Subsidiary’s properties or, to the knowledge of the Company and each Subsidiary, any of its respective officers or directors before any Governmental Entity, in each case other than legal proceedings that are not reasonably expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company or any Subsidiary. There has not been, and to the knowledge of the Company and each Subsidiary, there is not pending or contemplated, any investigation by the Commission of the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.
6.12    Due Authorization; Consents. All corporate action on the part of each Loan Party and its officers, directors and stockholders necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of such Loan Party under this Agreement and the other Note Documents, (b) the authorization, issuance, execution and delivery of the Notes and Warrants by the Company and (c) the authorization, issuance, reservation for issuance and delivery by the Company of all of the equity securities issuable upon conversion of the Outstanding Balance (and the securities issuable upon conversion thereof) has been taken. This Agreement, the Note Documents and each of the Notes and Warrants constitutes a valid and binding obligation of the Loan Parties party thereto, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles. All consents, approvals and authorizations of, and registrations, qualifications and filings with, any federal or state governmental agency, authority or body, or any third party, required in connection with the execution, delivery and performance of this Agreement, the Notes, Warrants and the other Note Documents and the consummation of the transactions contemplated hereby and thereby have been obtained; provided, however, that with respect to any required filings under Regulation D or any other federal or state securities filings, the Company will make such filings within fifteen business days after the Effective Date.
6.13    Valid Issuance of Stock. The outstanding shares of the capital stock of each Loan Party have been duly and validly issued, fully paid and non-assessable, and such shares of such capital stock, and all outstanding options and other securities of each Loan Party have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including, without limitation, anti-fraud provisions.
6.14    Compliance with Laws.
(a)    Except as would not result in a Material Adverse Effect: (i) the Company is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company or out-licensed by the Company (a “Company Product”), including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, similar laws of other Governmental Entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (ii) the Company possesses all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of its properties or the conduct of its business as it relates to a Company Product and as described in the SEC Reports (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iii) the Company has not received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws or Authorizations relating to a Company Product; (iv) the Company has not received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any

Governmental Entity or third party alleging that any Company Product, operation or activity related to a Company Product is in violation of any Applicable Laws or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s knowledge, has there been any noncompliance with or violation of any Applicable Laws by the Company that would reasonably be expected to require the issuance of any such written notice or result in an investigation, corrective action, or enforcement action by the FDA or similar Governmental Entity with respect to a Company Product; (v) the Company has not received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity has threatened or is considering such action with respect to a Company Product; and (vi) the Company has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission).
(b)    To the Company’s knowledge, neither the Company nor any of its directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other Governmental Entity.
(c)    The clinical studies and tests conducted by the Company or on behalf of the Company, have been and, if still pending, are being conducted in all material respects pursuant to all Applicable Laws and Authorizations; the descriptions of the results of such clinical studies and tests contained in the SEC Reports are accurate and complete in all material respects and fairly present the data derived from such clinical studies and tests; the Company is not aware of any clinical studies or tests, the results of which the Company believes reasonably call into question the research, nonclinical or clinical study or test results described or referred to in the SEC Reports when viewed in the context in which such results are described; and the Company has not received any written notices or correspondence from any Governmental Entity requiring the termination, suspension or material modification of any clinical study or test conducted by or on behalf of the Company.
6.15    Intellectual Property Matters. The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the SEC Reports to be conducted (the “Company Intellectual Property”). To the knowledge of the Company, there are no rights of third parties to any Company Intellectual Property, other than as licensed by the Company. To the knowledge of the Company, there is no infringement by third parties of any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others. The Company is not aware of any facts required to be disclosed to the USPTO which have not been disclosed to the USPTO and which would preclude the grant of a patent in connection with any patent application of the Company Intellectual Property or could form the basis of a finding of invalidity with respect to any issued patents of the Company Intellectual Property.
6.16    Absence of Changes. Since the Evaluation Date: (a) there has not been any Material Adverse Effect or any event or events that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; (b) other than pursuant to the Rights Agreement, there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (c) neither the Company nor any Subsidiary has sustained any material loss or interference with the Company’s or any Subsidiary’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (d) neither the Company nor any Subsidiary has incurred any material liabilities except in the ordinary course of business.
6.17    Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter Documents or the laws of its state of incorporation (including Section 203 of the Delaware General Corporation Law) that is or could become applicable to each Purchaser as a result of such Purchaser and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of the Company’s issuance of the Shares and such Purchaser’s ownership of the Shares.
6.18    Compliance with Other Instruments. The authorization, execution and delivery of this Agreement, the issuance and delivery of the Notes, the execution and delivery of any other Note Document and the performance of all obligations hereunder and thereunder, will not constitute or result in a breach, default or violation of: (a) any law or regulation applicable to any Loan Party, (b) any term or provision of the Company’s current certificate of incorporation or bylaws (or any comparable organization document of any Loan Party), or (c) any material agreement or instrument by which any Loan Party is bound or to which its properties or assets are subject that could reasonably be expected to result in a Material Adverse Effect.
6.19    Investment Company Act. Neither the Company nor any other Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company”, within the meaning of the Investment Company Act of 1940.

6.20    Ownership of Properties.
(a)    Each Loan Party and each of its Subsidiaries has valid and legal title to, or valid leasehold interests in, all property necessary or used in the ordinary conduct of its business, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, business, or operations of the Loan Parties taken as a whole.
(b)    Each Loan Party owns, or is licensed or otherwise has the right to use, all intellectual property necessary to conduct its business as currently conducted except for such intellectual property the failure of which to own or have a license or other right to use would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the financial condition, business, or operations of the Loan Parties taken as a whole. To the knowledge of each Loan Party, (a) the conduct and operations of the businesses of each Loan Party do not, and the anticipated products and intellectual property applications of the Loan Parties will not, infringe upon, misappropriate, dilute or violate any intellectual property owned by any other Person and (b) no other Person has contested any right, title or interest of any Loan Party in any Intellectual Property Collateral or any anticipated products and applications derived or expected to be derived therefrom.
(c)    The property of each Loan Party and each of its Subsidiaries is subject to no Liens other than Permitted Liens.
6.21    Other Security Interests. No Loan Party has heretofore assigned or granted a security interest in any of the Collateral, has not otherwise suffered or permitted to exist any Lien on the Collateral, and will not hereafter assign or grant a security interest in or suffer or permit any Lien on all or any portion of the Collateral other than Permitted Liens.
6.22    Disclosure; Remedies.
(a)    The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 7 hereof.
(b)    To the extent that the Company makes a material misrepresentation under Section 6 and, within one year from the applicable Closing, a Purchaser provides written notice of such material misrepresentation, then such Purchaser may elect to rescind the purchase of the Securities purchased within that one-year period, whereupon such Purchaser will tender the Note and the Warrant to the Company in consideration for the applicable Purchase Price. The foregoing rescission right shall be in addition to any other rights or remedies that the Purchaser may have under the Transaction Documents or under applicable law, provided that if such

Purchaser elects the foregoing rescission remedy and is refunded the Purchase Price, then such Purchaser may not assert any other remedies under the Transaction Documents.
7.    REPRESENTATIONS AND WARRANTIES OF PURCHASERS. Each Purchaser, severally but not jointly, represents and warrants to the Loan Parties as follows as of the Initial Closing Date and as of each Subsequent Closing Date as follows:
7.1    Investigation; Economic Risk. Each Purchaser acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with its officers. Each Purchaser further acknowledges having had access to information about the Company that it has requested. Each Purchaser acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement. Each Purchaser further acknowledges that it has obtained its own attorneys, business advisors and tax advisors as to legal, business and tax advice (or has decided not to obtain such advice) and has not relied on any Loan Party for such advice.
7.2    Purchase for Own Account. Each Note issued to each Purchaser and the securities issuable upon exercise or conversion thereof will be acquired by such Purchaser for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.
7.3    Exempt from Registration; Restricted Securities. Each Purchaser understands that the sale of the Notes and Warrants will not be registered under the Securities Act on the grounds that the sale provided for in this Agreement is exempt from registration under of the Securities Act, and that the reliance on such exemption is predicated in part on each Purchaser’s representations set forth in this Agreement. Each Purchaser understands that the Notes and Warrants and the securities issuable upon exercise or conversion thereof are restricted securities within the meaning of Rule 144 under the Securities Act, and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.
7.4    Accredited Investor. Each Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission.
7.5    Foreign Purchasers. If a Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Notes and Warrants or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Notes and Warrants, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Notes and Warrants or any equity securities which the Notes and Warrants may be converted into or exercised for pursuant to the terms hereof. The Company’s offer and sale and Purchaser’s acquisition of and payment for and continued beneficial ownership of the Notes and Warrants or any equity securities which the Notes may be converted into or Warrants exercised for pursuant to the terms hereof will not violate any applicable securities or other laws of such Purchaser’s jurisdiction.
7.6    No Disqualification Events. No (i) Purchaser, (ii) any of their directors, executive officers, other officers that may serve as a director or officer of any company in which a Purchaser invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act held by a Purchaser is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”)), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of a Closing in writing in reasonable detail to the Company.
8.    COVENANTS. The following covenants shall apply so long as at least $3,000,000 of principal under the Notes remains outstanding:
8.1    Affirmative Covenants. The Company covenants, for so long as this Agreement is in effect or any Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) remain outstanding:
(a)    upon one business day’s prior notice (provided no notice is required if an Event of Default has occurred and is continuing), the Designated Agent or its agents shall have the right to inspect the Collateral and to audit and copy the Company’s books and records during the Company’s regular business hours;
(b)    (i) the Company shall at all times insure all of the tangible personal property Collateral and carry such other business insurance as is customary for companies similarly situated to the Company; and (ii) within 30 days after the Effective Date, all property policies will have a lender’s loss payable endorsement showing the Designated Agent as a lender loss payee and all liability policies will show the Designated Agent as an additional insured and provide that the insurer must give the Designated Agent at least twenty (20) days’ notice before canceling its policy;
(c)    the Company will file, when due, all income and other material tax returns and reports required by applicable law, and will pay when due, all income and other material taxes, assessments, deposits and contributions now or in the future owed (except for taxes and assessments being contested in good faith with adequate reserves under GAAP);
(d)    the Company will comply, in all material respects, with all applicable laws, rules and regulations, and shall timely file all reports when and as required to be filed pursuant to Section 13 or 15(d) of the Exchange Act, and shall maintain the listing of the Company’s Common Stock on the Nasdaq Stock Market;
(e)    the Company will, at all times, maintain sufficient authorized and unissued shares of Common Stock in order to permit the full conversion of the Notes and the full exercise of the Warrants (in each case, without regard to the Beneficial Ownership Limitations or the Nasdaq Issuance Limit);

(f)    as soon as available, but not later than 210 days after the end of each fiscal year, the Company will deliver annual audited (unless the Designated Agent agrees in its reasonable discretion that such financial statements may be unaudited) and certified consolidated balance sheets and related statements of income and stockholders’ equity, prepared in accordance with GAAP, together with a comparison in reasonable detail to the prior year’s audited financial statements;
(g)    promptly after the occurrence thereof, the Company will notify the Purchasers of the occurrence of any Event of Default or any event which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, business, or operations of the Loan Parties taken as a whole;
(h)    the Company promptly will promptly deliver such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Note Documents, as any Purchaser may from time to time reasonably request, provided that the Company shall not be required to deliver any information that constitutes material non-public information unless Purchaser agrees to enter into a non-disclosure agreement that provides that Purchaser shall maintain the same as confidential until such time as the same is no longer material non-public information;
(i)    within 20 calendar days after the Effective Date, the Company will deliver Account Control Agreements with respect to its deposit accounts existing on the Effective Date for which an Account Control Agreement is required pursuant to Section 4.10;
(j)    the Company shall, upon the request of the Designated Agent, enter into a Registration Rights Agreement, in substantially the form of Exhibit E attached hereto (the “Registration Rights Agreement”); in the event the Registration Rights Agreement is executed, the Purchasers shall have the registration rights set forth in the Registration Rights Agreement and the Company shall comply in all respects with all of its obligations thereunder;
(k)    as long as the Designated Agent owns at least (i) 497,009 shares of Common Stock (or Derivative Securities convertible into such number of shares of Common Stock), and (ii) 50% of the Notes issued in the Initial Closing (or an equivalent number of shares of underlying Common Stock issuable upon conversion thereof), then the Company shall invite a representative of the Designated Agent to attend all meetings of the Board of Directors of the Company (the “Board”) in a non-voting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to the Board; provided, however, that such representative shall agree to hold in confidence and trust with respect to all information so provided (in a manner consistent with the confidentiality obligations of a director of a Delaware corporation);
(l)    by no later than June 30, 2022, the Company shall have achieved cumulative net sales of the product known as Phexxi (determined in accordance with GAAP) of at least $100,000,000; and

(m)    the Company shall comply with such other covenants and obligations arising under the Transaction Documents.
8.2    Negative Covenants. Neither the Company nor any Subsidiary shall, without the prior written consent of the Designated Agent, take any of the following actions:
(a)    create, incur, assume or suffer to exist any Lien on or with respect to any of its assets constituting Collateral, whether now owned or hereafter acquired, except Permitted Liens;
(b)    create, incur, assume or suffer to exist any Indebtedness or any guarantees or other contingent obligations with respect thereto, except:
(i)    the Notes issued hereunder;
(ii)    debt existing on the Effective Date and disclosed to the Purchasers;
(iii)    other debt that is expressly subordinate to the Notes;
(iv)    unsecured Indebtedness to trade creditors incurred in the ordinary course of business;
(v)    Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (x) the aggregate outstanding principal amount of all such Indebtedness does not exceed $250,000 at any time and (y) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);
(vi)    Indebtedness in connection with security deposits or letters of credit relating to real property leases;
(vii)    Indebtedness related to financing director’s and officer’s insurance or other insurance premiums not to exceed $500,000;
(viii)    Indebtedness under corporate credit cards used in the ordinary course of business not to exceed $750,000 at any time;
(ix)    Other unsecured Indebtedness in an aggregate amount not to exceed $1,500,000 incurred pursuant to the Paycheck Protection Program of the CARES ACT promulgated by the U.S. government; and

(x)    extensions, refinancings, modifications, amendments and restatements of Indebtedness set forth in clauses (i) through (viii) above, provided that the principal amount thereof is not increased and the terms thereof are not modified to impose materially more burdensome terms upon the Loan Parties.
(c)    merge into or consolidate with any Person or permit any Person to merge into it, or enter into any transaction which would constitute a Change of Control, except that any Subsidiary may merge into the Company so long as the Company is the surviving entity and any dormant Loan Party may be liquidated or dissolved in accordance with clause (d) below;
(d)    sell, lease, license, transfer or otherwise dispose of (i) all or substantially all of its assets or (ii) any of its material assets outside of the ordinary course of business in excess of $500,000, in any fiscal year; provided that any dormant Loan Party may be liquidated or dissolved so long as such Loan Party has no assets or operations at the time of such liquidation or dissolution; provided, further that a license to any third party (i) to sell, have sold, commercialize, distribute or import Phexxi solely outside of the United States, (ii) to make or have made anywhere in the world, and/or (iii) distributor that purchases Phexxi wholesale for distribution anywhere in the world , shall be deemed to be in the ordinary course of business;
(e)    form any Subsidiaries or make any Investments except for (i) Investments existing on the Effective Date, (ii) cash or cash equivalents, (iii) deposit accounts with respect to which the Company has delivered to the Designated Agent a fully executed Account Control Agreement or as otherwise permitted pursuant to the terms of Section 4.10 hereof, (iv) extensions of trade credit in the ordinary course of business, (v) Investments between or among the Loan Parties, (vi) Investments consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business not to exceed $500,000 in the aggregate in any fiscal year, (vii) investments consisting of deposit accounts or certificates of deposit to secure letters of credit that serve as security deposits for leases of real property; and (viii) other Investments approved by the Company’s board of directors in an aggregate amount not to exceed $1,000,000;
(f)    either: (i) declare or pay any dividends or make other distributions in respect of its Equity Securities other than dividends payable solely in the form of additional securities and dividends by any Subsidiary of the Company to the Company, or (ii) redeem or repurchase any Equity Securities of the Company other than pursuant to equity incentive agreements with service providers giving the Company the right to repurchase shares upon the termination of services, other than (x) repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided such repurchases do not exceed $250,000 in the aggregate per fiscal year, (y) payment of withholding taxes in connection with employee restricted stock agreements and (z) other dividends, distribution or payments in respect of any stockholder rights plan in excess of $250,000 in the aggregate per fiscal year;
(g)    solely with respect to the Company, issue any class or series of shares of Equity Securities in the Company requiring any cash payment prior to the payment in full or conversion in full of the Notes, other than pursuant to any conversion of the Notes in accordance with the terms of this Agreement and in connection with an exercise of the Warrants and in connection with the exercise of any Equity Securities issued pursuant to the terms of any employee benefit plan;
(h)    amend or waive any provision contained in its certificate of incorporation, bylaws or other organizational documents in a manner materially adverse to the Purchasers;
(i)    enter into any transaction or arrangement with any Affiliate of the Loan Party or any Subsidiary except (i) in the ordinary course of business and pursuant to the reasonable requirements of the business of such Loan Party or such Subsidiary; provided that such transaction shall be upon fair and reasonable terms no less favorable to such Loan Party or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Company or such Subsidiary, (ii) the transactions under the Note Documents, (iii) payment of compensation and benefits (including equity incentive plans, employee benefit plans and arrangements and customary indemnities) to officers, directors and employees of the Loan Parties or another Subsidiary who are subject to Section 16(a) of the Exchange Act, as approved by the Company’s Board of Directors or any appropriate committee thereof, (iv) as permitted by Section 8.2(e) or 8.2(f) and (v) consisting of an Equity Financing;
(j)    engage in any line of business other than the businesses engaged in on the Effective Date and businesses reasonably related thereto;
(k)    change its name, type of organization, jurisdiction of organization, organizational identification number or location from those as of the Effective Date without first giving at least 10 days’ prior written notice to the Designated Agent and taking all action reasonably required by the Designated Agent for the purpose of perfecting or protecting the security interest granted by this Agreement;
(l)    sell, transfer or otherwise dispose of any capital stock of any direct or indirect Subsidiary (or cause or permit any direct or indirect Subsidiary to sell, transfer or otherwise dispose of any capital stock of any direct or indirect Subsidiary), or cause or permit any direct or indirect Subsidiary to sell, lease, transfer, or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such Subsidiary to a non-Affiliate; provided that any dormant Loan Party may be liquidated or dissolved so long as such Loan Party has no assets or operations at the time of such liquidation or dissolution;
(m)    the entry into any royalty financing or synthetic royalty financing arrangement with respect to Phexxi providing for the sale by any Loan Party of a direct or interest in Phexxi revenues in excess of 10% of the net sales of Phexxi in the United States; or
(n)    the entry into any license agreement or arrangement (including any co-promotion or co-commercialization agreement) with a Third Party providing such Third Party with the rights to promote or sell Phexxi in the United States.

8.3    Use of Proceeds. The Company shall use the proceeds of the Note Purchase to fund working capital requirements of the Company and for other general corporate purposes. No proceeds will be used to repay any existing indebtedness for borrowed money, in each case, without the prior written consent of Requisite Purchasers. No proceeds will be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulations T, U or X of the Board of Governors of the Federal Reserve System.
9.    DEFAULT.
9.1    For purposes of this Agreement, the term “Event of Default” shall mean any of the following:
(a)    any Loan Party shall fail to pay any (i) principal of or interest on any Note when the same shall be due and payable, or (ii) any other amounts payable hereunder or under any other Note Document within five business days of the same becoming due and payable;
(b)    the Company fails to comply with its obligation to convert the Notes as described in this Agreement or to make an Alternate Settlement Payment, as applicable, and such default continues for a period of three business days;
(c)    (i) any Loan Party shall default under any agreement under which any Indebtedness in an aggregate principal amount then outstanding of $150,000 or more is created in a manner entitling the holder of such Indebtedness or a trustee to accelerate the maturity of such Indebtedness or (ii) any Loan Party shall fail to make any payment when due (after any applicable notice or grace period) under any Indebtedness in an aggregate principal amount then outstanding of $150,000 or more;
(d)    any representation or warranty made by any Loan Party under or in connection with this Agreement shall prove to have been incorrect in any material respect when made;
(e)    any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Agreement, any Note, any Intellectual Property Security Agreement or any other Note Document and, in the case of the covenants and agreements set forth in Sections 4.9, 4.10, 4.11 or 8.1(b)(i), (c) or (d), such failure to perform continues for a period of 15 business days after the earlier of (i) any Loan Party obtaining knowledge thereof or (ii) receipt by the Company of written notice thereof from the Designated Agent or any Purchaser;
(f)    the filing of a petition in bankruptcy or under any similar insolvency law by any Loan Party, the making of an assignment for the benefit of creditors, or if any involuntary petition in bankruptcy or under any similar insolvency law is filed against any Loan Party and such petition is not dismissed within sixty (60) days after the filing thereof; or

(g)    (i) any material provision of any Note Document, at any time after its execution and delivery and for any reason other than satisfaction in full of all the Secured Obligations, other than unasserted contingent obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of any Note Document; or any Loan Party denies that it has any or further liability or obligation under any Note Document or purports to revoke, terminate or rescind any material provision of any Note Document; or (ii) any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on any portion of the Collateral purported to be covered thereby.
9.2    After the occurrence and during the continuance of an Event of Default, the Designated Agent may, at its option, and at the direction of the Requisite Purchasers, accelerate repayment of the Outstanding Balance payable (but if an Event of Default described in Section 9.2(f) occurs, the Outstanding Balance shall be immediately due and payable without any action required by the Designated Agent) in which case the Outstanding Balance and all accrued and unpaid interest thereon and all other amounts due hereunder and under the other Note Documents shall be due and payable immediately. After the occurrence and during the continuance of any Event of Default, the Designated Agent, on behalf of the Purchasers, may, without notice or demand do any or all of the following: (a) settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Designated Agent considers advisable; (b) notify account debtors that payments are to be made directly and exclusively to the Designated Agent; (c) make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral (and the Company will reasonably cooperate with the Designated Agent accordingly); (d) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell or otherwise dispose the Collateral; (e) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral; (f) exercise any other rights and remedies permitted by the UCC or other applicable law. All of the Designated Agent’s rights and remedies under this Agreement or any other agreement between Purchasers and the Company are cumulative. The Company waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Designated Agent on which the Company is liable.
10.    CONDITIONS PRECEDENT. This Agreement shall become effective and binding upon the parties hereto only on the Effective Date if the following conditions precedent have been satisfied:
(a)    The Purchasers shall have received (i) a counterpart of this Agreement signed on behalf of each party hereto, (ii) a Note payable to each Purchaser signed by the Company, (iii) an Intellectual Property Security Agreement signed by each Loan Party that owns Intellectual Property Collateral, in each case, in form and substance satisfactory to the Purchasers; and (iv) the Warrants, duly executed by the Company;

(b)    The Purchasers shall have received proper financing statements in form appropriate for filing under the UCC of all jurisdictions that the Designated Agent may deem reasonably necessary in order to perfect and protect the first priority liens and security interests created hereunder covering the Collateral described herein;
(c)    The Purchasers shall have received certified copies of the resolutions of the Board of Directors of the Company approving this Agreement, the transactions contemplated hereby and each Note Document to which it is or is to be a party;
(d)    The Purchasers shall have received results of a recent lien search with respect to the Loan Parties, and such search report shall reveal no liens on any of the Collateral other than Permitted Liens;
(e)    The Company shall have paid or caused to be paid by means of a deduction from the Note Purchase Amount such reasonably incurred and documented fees and expenses of the Purchasers in connection with the negotiation and preparation of the Note Documents, including the reasonable and documented fees and expenses of counsel to the Purchasers; and
(f)    The Purchasers shall have received such other documents as any Purchaser shall have reasonably requested in connection with this Agreement and the other Note Documents.
11.    GUARANTEES.
11.1    Guarantees.
(a)    Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Purchaser and its successors and assigns the full and punctual payment when due and full and punctual performance within applicable grace periods of all Secured Obligations (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Section 11 notwithstanding any extension or renewal of any Guaranteed Obligation.
(b)    Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any Event of Default under this Agreement or the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Purchaser or the Designated Agent to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Agreement, the Note Documents or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes or any other agreement; (iv) the release of any security held by any Purchaser or the Designated Agent for the Guaranteed Obligations or any of

them; (v) the failure of any Purchaser or the Designated Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor.
(c)    Each Guarantor further agrees that its guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Purchaser or the Designated Agent to any security held for payment of the Guaranteed Obligations.
(d)    Except as expressly set forth in this Section 11, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise (other than the defense of payment in full of the Secured Obligations, other than unasserted contingent obligations). Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Purchaser or the Designated Agent to assert any claim or demand or to enforce any remedy under this Agreement, the Note Documents or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.
(e)    Except as otherwise provided herein, each Guarantor agrees that its guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations, other than unasserted contingent obligations. Each Guarantor further agrees that its guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Purchaser or the Designated Agent upon the bankruptcy or reorganization of the Company or otherwise.
(f)    In furtherance of the foregoing and not in limitation of any other right which any Purchaser or the Designated Agent has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Designated Agent, forthwith pay, or cause to be paid, in cash, to the Purchasers or the Designated Agent an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations required under the Note Documents (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Purchasers and the Designated Agent required under the Note Documents.

(g)    Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Purchasers in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations, other than unasserted contingent obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Purchasers and the Designated Agent, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Section 9 for the purposes of any guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Section 9 of this Agreement, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.1.
(h)    Each Guarantor also agrees to pay any and all costs and expenses (including reasonable documented attorney’s fees and expenses) incurred by the Designated Agent or any Purchaser in enforcing any rights under this Section 11.1.
(i)    Upon request of the Designated Agent, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.
11.2    Limitation on Liability. Any term or provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Agreement, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
12.    MISCELLANEOUS.
12.1    Participation in Future Offerings.
(a)    From the Initial Closing Date through the date on which the Company achieves the Funding Threshold, the Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, in any Equity Financing any Equity Securities, unless in each case the Company shall have first offered to the Purchasers the right to purchase (in the aggregate) at least 20% of such securities, including any overallotment options (collectively, the “Offered Securities”). Each Purchaser shall have the right to subscribe for a portion of the Offered Securities in any such offering (a “Subsequent Financing”) equal to the portion of the Notes purchased at the Initial Closing relative to the aggregate value of the Notes issued at the Initial Closing, with such purchase at a price and on such other terms as will be offered to third parties. In the event the Subsequent Financing is an underwritten offering, the Company shall instruct its underwriter or placement agent for such offering to contact each Purchaser promptly following the first public announcement of such offering and thereafter use reasonable best efforts to ensure that the Purchaser is provided a full allocation of securities in such offering.

(b)     In furtherance of the purchase right in Subsequent Financings as set forth in Section 12.1(a), at least 10 Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Purchasers a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask each Purchaser if it wishes to review the details of such financing in order to confirm whether such Purchaser wishes to participate in such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one Business Day after such request, deliver a Subsequent Financing Notice to the Purchaser. By receipt of such Subsequent financing Notice, the requesting Purchaser shall be deemed to have acknowledged that the Subsequent Financing Notice may contain material non-public information. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the person or persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.
(c)    If a Purchaser wishes to participate in such Subsequent Financing, such Purchaser must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth Business Day after the Purchaser has received the Subsequent Financing Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Purchaser as of such fifth Business Day, the Purchaser shall be deemed to have notified the Company that it does not elect to participate and the Company may effect the Subsequent Financing on the terms and with the persons set forth in the Subsequent Financing Notice.
(d)    If by 5:30 p.m. (New York City time) on the fifth Business Day after the Purchaser has received the Subsequent Financing Notice, the Company has received written notification by the Purchaser of its willingness to participate in the Subsequent Financing (or to cause its designees to participate), then the Company shall effect the Subsequent Financing with the Purchaser (in the amount indicated in its notification up to the Participation Maximum) and, with respect to the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.
(e)    The Company must provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 12.1, if the Subsequent Financing subject to the initial Subsequent Financing Notice is amended in any material respect or is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 Business Days after the date of the initial Subsequent Financing Notice.
(f)    Notwithstanding anything to the contrary in this Section 12.1 and unless otherwise agreed to by the Purchaser, the Company shall either confirm in writing to the Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case, in such a manner such that the Purchaser will not be in possession of any material, non-public information, by the 30th Business Day following delivery of the Subsequent Financing Notice. If by such 30th Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.
12.2    Disclosure; Publicity. Prior to public disclosure of this Agreement and the transactions contemplated herein (including in any Current Report on Form 8-K and any proxy statement), the Company shall provide the Purchasers with such draft disclosure and provide the Purchasers an opportunity to review and comment on such disclosure, which comments the Company will incorporate where reasonably requested. The Company will not, without the prior written consent of the Purchasers, use in advertising, publicity, marketing communications regarding any Company financing (whether oral or written) or other external communication or filing, the “Baker Brothers” name or, to its knowledge, the name of any partner or employee thereof, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, or contraction thereof owned by the Purchasers, except that the Company may make any such disclosure if, upon the advice of counsel, there is no alternative to such disclosure because it is required by applicable law or regulation and the Purchasers are notified in advance and given reasonable opportunity to minimize such disclosure. In addition, the Company may respond to inquiries about any public disclosure that was required by law or regulation, by confirming the accuracy of such disclosure.
12.3    Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of New York without regard to provisions regarding choice of laws. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Note Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the Company, the Designated Agent and the Purchasers irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Note Documents or the actions of the Designated Agent or any Purchaser in the negotiation, administration, performance or enforcement thereof.
12.4    Successors and Assigns.
(a)    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

Without the prior written consent of the Requisite Purchasers, the Company may not assign any of its rights or obligations under this Agreement, any Note, any Intellectual Property Security Agreement or any other Note Document, and any such purported assignment shall be void. Each Purchaser, so long as no Event of Default has occurred and is continuing, with the consent of the Company (not to be unreasonably withheld), may assign or grant a participation in its Note or its rights and obligations hereunder or under any Note; provided, that (i) no such consent shall be required in connection with any assignment to another Purchaser, an Affiliate of a Purchaser or any stockholder of the Company, (ii) with respect to any assignment, such Purchaser or any registered assign, as applicable, shall provide to the Company the relevant documentation effecting the assignment and, for the avoidance of doubt, no such assignment shall be effective until recorded in the Register in accordance with Section 12.4(b), (iii) any assignee shall agree to be bound by the terms of this Agreement and any other Note Document, as applicable, and (iv) with respect to any grant of a participation right, the Purchaser or registered assign that grants such participation right shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of the participant and the principal amounts (and stated interest) of the participant’s interest in the Note. Notwithstanding the foregoing or anything in this Agreement to the contrary, Purchaser or Designated Agent, as the case may be, may not assign the rights set forth in Sections 2.3(b), 8.1(k) and 12.1 of this Agreement.
(b)    The Company shall maintain a copy of the assignment documentation provided to it by any Purchaser (or any registered assign) and a register for the recordation of the names and addresses of the Purchasers, and the principal amounts (and stated interest) of each Note owing to each Purchaser (or any registered assign) pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company and each Purchaser (and registered assign) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Purchaser (or registered assign) at any reasonable time and from time to time upon reasonable prior notice.
12.5    Entire Agreement. This Agreement, the Notes, the Warrants, the other Note Documents and the Exhibits and Schedules hereto and thereto (all of which are hereby expressly incorporated herein by this reference) (collectively, the “Transaction Documents”) constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof.
12.6    Certain Adjustments. All share and per-share values set forth in the Transaction Documents shall be automatically adjusted to reflect any stock splits, reverse stock splits or similar recapitalization events affecting such securities that occur after the Effective Date. By way of example only, if the Company effects a two-for-one split of the Common Stock after the Effective Date and, prior to that event, a Purchaser held a Warrant to purchase 100 shares of Common Stock at a price of $5.00 per share, then the Warrant shall be adjusted to represent the right to purchase 200 shares of Common Stock at a price of $2.50 per share.

12.7    Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service, by e-mail or by facsimile) to the address, e-mail address or facsimile telephone number set forth beneath the name of such party on its signature page to this Agreement (or to such other address, e-mail address or facsimile telephone number as such party will have specified in a written notice given to the other parties hereto). Notice shall be deemed given when sent electronically (via email or facsimile), provided that a confirming copy of such notice shall be sent in print form, unless the sender receives an acknowledgement of receipt of the electronic notice (e.g., reply email). In the even that notice is given to the Company, a courtesy copy, which shall not constitute notice, shall also be provided to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 3580 Carmel Mountain Road, Suite 300, San Diego, California, Attention: Adam C. Lenain.
12.8    Amendments and Termination. Any term of this Agreement and any other Note Document or Warrant may be amended only with the written consent of the Company, the Designated Agent and the Requisite Purchasers. However, no amendment may, without the consent of all affected Purchasers (a) reduce the percentage of Purchasers required to take or approve any action hereunder or thereunder; (b) reduce the amount or change the time of payment of any amount owing or payable with respect to any Note or change the rate of interest or the manner of calculation of interest payable with respect to any Note; (c) release the securities interest granted in respect of all or substantially all of the Collateral for the Notes, or modify the manner of payment or the order of priorities in which payments or distributions hereunder will be made as between the Purchasers and the Company or as among the Purchasers; (d) alter or modify in any respect, or waive, the provisions with respect to the conversion or redemption of the Notes; or (e) consent to any assignment of the Company’s rights under the Note Documents. The Collateral Documents shall terminate automatically upon the conversion of the Notes in full pursuant to the terms hereof or when the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full.
12.9    Titles and Subtitles. The titles of the sections and clauses of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
12.10    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery by facsimile or e-mail of an executed counterpart of a signature page shall be effective as delivery of an original executed counterpart.
12.11    Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.
12.12    Expenses. The Company agrees to reimburse the Designated Agent on demand for the reasonable costs and expenses of one counsel for the Designated Agent actually incurred in connection with (i) the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Note Documents; and (ii) the enforcement of the Note Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including the reasonable documented fees and expenses of counsel for the Designated Agent and each Purchaser with respect thereto).
12.13    Agent. Each of the Purchasers hereby irrevocably appoints the Designated Agent as its agent, and the Designated Agent accepts such appointment, and each of the Purchasers authorizes the Designated Agent to take such actions on its behalf and to exercise such powers as are delegated to the Designated Agent by the terms of the Note Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Designated Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Purchasers with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the other Note Documents. Without limiting the generality of the foregoing, the Designated Agent shall have the sole and exclusive right and authority (to the exclusion of the Purchasers), and is hereby authorized by the Purchasers as provided in this Agreement and the other Note Documents or as directed in writing by the Requisite Purchasers, to take and exercise all actions in connection with the Collateral and any other exercise of remedies hereunder or thereunder. None of the Designated Agent or any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Note Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Purchaser for any recital, statement, representation or warranty made by any Loan Party or Affiliate of any Loan Party, or any officer thereof, contained in this Agreement or in any other Note Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Designated Agent under or in connection with, this Agreement or any other Note Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Note Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of any Loan Party or any other party to any Note Document to perform its obligations hereunder or thereunder. The Designated Agent shall not be under any obligation to the Purchasers to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Note Document, or to inspect the properties, books or records of any Loan Party or Affiliate of any Loan Party.
12.14    Allocation of Payments. The Purchasers acknowledge that the Notes are pari passu obligations against each of the other Notes. Each payment of interest or principal on the Notes shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid balances of principal outstanding thereunder. If any Purchaser shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest under any of his, her or its Notes or other obligations hereunder in an amount in excess of his, her or its pro rata share thereof as provided herein, then such Purchaser shall forthwith pay such excess to the Designated Agent which amount the Designated Agent shall thereupon pay to the Purchasers on a pro rata basis.

12.15    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Note Document, the interest paid or agreed to be paid under the Note Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Purchaser shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Notes or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Purchasers exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.
12.16    Certain Tax Matters. Any and all payments by or on account of any obligation of the Company under the Notes or this Agreement shall be made without deduction or withholding for any taxes, levies, imposts, duties, deductions, withholdings or assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto (“Taxes”), except as required by applicable law. If the Company is required by applicable law to withhold or deduct any Taxes from any such payment, then the Company shall withhold or deduct such Taxes, the Company shall timely pay the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law, and the sum payable by the applicable Loan Party shall be increased as necessary so that after deduction or withholding has been made for any such Tax (other than any such Tax that is an income Tax), including such deductions or withholdings applicable to additional sums payable under this Section 12.16, the applicable recipient receive an amount equal to the sum it would have received had no such deduction or withholding been made. Notwithstanding the foregoing, the increase of the sum payable described in the immediately preceding sentence shall not be required with respect to payments by or on account of any obligation of the Company under the Notes or this Agreement for Taxes withheld or deducted from such payments (A) to the extent such Taxes result from the failure of the applicable recipient to provide to the Company (i) a valid properly executed Internal Revenue Service Form W-9 (if such recipient is a U.S. person for U.S. federal income tax purposes) or (ii) a valid properly executed appropriate Internal Revenue Service Form W-8 (if such recipient is not a U.S. person for U.S. federal income tax purposes) establishing a complete exemption from U.S. federal tax withholding to the extent it is legally entitled to do so or (B) in the case of a Purchaser (or registered assign) that is not a U.S. person for U.S. federal income tax purposes, to the extent such Taxes are U.S. federal withholding Taxes imposed on amounts payable to or for the account of such person with respect to an applicable interest in a Note pursuant to a law in effect on the date on which (i) such person acquires such interest in the Note or (ii) such person changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such person’s assignor immediately before such person became a party hereto or to such person immediately before it changed its lending office. The Company agrees to pay any and all stamp, court or documentary, intangible, recording, filing or similar Taxes that arise in respect of this Agreement or the Note.
[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase and Security Agreement to be effective as of the date first above written.
EVOFEM BIOSCIENCES, INC., as Company

By:	/s/ Saundra Pelletier Name: Saundra Pelletier Title: President and Chief Executive Officer

Address:
12400 High Bluff Drive, Suite 600
San Diego, CA
Email:

Signature Page to Securities Purchase and Security Agreement

EVOFEM, INC., as a Guarantor

By:	/s/ Saundra Pelletier Name: Saundra Pelletier Title: President and Chief Executive Officer
Address:
12400 High Bluff Drive, Suite 600
San Diego, CA
Email:
EVOFEM BIOSCIENCES OPERATIONS, INC., as a Guarantor

By:	/s/ Saundra Pelletier Name: Saundra Pelletier Title: President and Chief Executive Officer
Address:
12400 High Bluff Drive, Suite 600
San Diego, CA
Email:
EVOFEM LIMITED, LLC, as a Guarantor

By:	/s/ Saundra Pelletier Name: Saundra Pelletier Title: President and Chief Executive Officer
Address:
12400 High Bluff Drive, Suite 600
San Diego, CA
Email:

Signature Page to Securities Purchase and Security Agreement

EVOFEM NORTH AMERICA, INC., as a Guarantor

By:	/s/ Saundra Pelletier Name: Saundra Pelletier Title: President and Chief Executive Officer
Address:
12400 High Bluff Drive, Suite 600
San Diego, CA
Email:

Signature Page to Securities Purchase and Security Agreement

BAKER BROS. ADVISORS LP,
as the Designated Agent

By:	/s/ Scott Lessing Scott Lessing President
Address:
860 Washington St., 10th Floor
New York, NY 10014
Attn: Scott Lessing
Email:

Signature Page to Securities Purchase and Security Agreement

667, L.P.,
as a Purchaser
By: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:    /s/ Scott Lessing
Scott Lessing
President

Address:
c/o Baker Bros. Advisors LP
860 Washington St., 10th Floor
New York, NY 10014
Attn: Scott Lessing

Email:

Note Principal Purchased at Initial Closing:

$1,260,238.95

Signature Page to Securities Purchase and Security Agreement

BAKER BROTHERS LIFE SCIENCES, L.P.,
as a Purchaser

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By: /s/ Scott Lessing    _
Scott Lessing
President
Address:
c/o Baker Bros. Advisors LP
860 Washington St., 10th Floor
New York, NY 10014
Attn: Scott Lessing
Email:

Note Principal Purchased at Initial Closing:

$ 13,79,167.05

Signature Page to Securities Purchase and Security Agreement

EXHIBIT A
FORM OF NOTE

Exh. A-1

EXHIBIT B
FORM OF WARRANT

Exh. B-1

EXHIBIT C
COLLATERAL
“Collateral” means each of the following, whether now owned or hereafter acquired, and wherever located:
(a)    All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets;
(b)    (i) all United States and foreign copyrights, whether or not the underlying works of authorship have been published and whether as author, assignee, transferee or otherwise, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations, copyright applications, mask works registrations and mask works applications, and any renewals or extensions thereof, including each registration and application identified in Schedule 1, and (ii) the rights to print, publish and distribute any of the foregoing (“Copyrights”);
(c)    all Copyright licenses to the extent the Company is not the granting party, including any of the foregoing identified in Schedule 1;
(d)    (i) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the property described in (b) and (c) above, and (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect to any of the property described in (b) and (c) above;
(e)    (i) all United States, state and foreign trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, designs and general intangibles of like nature and applications for trademark or service mark registrations and any renewals thereof, including each registration and application identified in Schedule 2 (but excluding in all cases all intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the U.S. Patent and Trademark Office provided that upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Trademarks) and (ii) the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);

Exh. C-1

(f)    all Trademark licenses to the extent the Company is not the granting party, including any of the foregoing identified in Schedule 2;
(g)    (i) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the property described in (e) and (f) above, and (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect to any of the property described in (e) and (f) above;
(h)    (i) all United States and foreign patents, patent applications and patentable inventions, including each issued patent and patent application identified in Schedule 3, all certificates of invention or similar property rights and all registrations, recordings and pending applications thereof, (ii) all inventions and improvements described and claimed therein and (iii) all reissues, divisions, reexaminations, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon (collectively, the “Patents”);
(i)    all Patent licenses to the extent the Company is not the granting party, including any of the foregoing identified in Schedule 3;
(j)     (i) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the property described in (h) and (i) above, and (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect to any of the property described in (h) and (i) above; and
(k)    all books and records relating to any of the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under this Agreement or any Intellectual Property Security Agreement attach to (i) any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the U.S. Patent and Trademark Office provided that upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Trademarks, (ii) any voting stock of a “controlled foreign corporation” (as defined in Section 957 of the Internal Revenue Code of 1986, as amended) in excess of 65% of the voting stock of such controlled foreign corporation, (iii) assets subject to a capital lease or other property subject to a Permitted Lien to the extent that the grant of a security interest with respect to such assets would result in a breach of the documents governing such obligation (except to the extent any such breach would be rendered ineffective under the UCC or other applicable law); provided, however, that a security interest in such assets shall attach immediately at such time as the grant of a security interest in such asset no longer results in a breach under such documents, and (iv) assets subject to certificates of title.

Exh. C-2

SCHEDULE 1
COPYRIGHTS

Sch. 1-1

SCHEDULE 2
TRADEMARKS

Sch. 2-1

SCHEDULE 3
PATENTS

Sch. 3-1

EXHIBIT D
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

Exh. D

EXHIBIT E
FORM OF REGISTRATION RIGHTS AGREEMENT

Exh. E